Exhibit 107 Calculation of Filing Fee Table FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (Form Type) ________________________________ KNOWLES CORPORATION (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered Securities Security Type Security Class Title Fee Calculation Rule Amount Registered (1) Proposed Maximum Offering Price Per Unit (2) Maximum Aggregate Offering Price (2) Fee Rate Amount of Registration Fee Equity Common Stock, $0.01 par value, per share Other 7,300,000 shares (3) $17.04 $124,392,000 0.00014760 $18,360.26 Total Offering Amounts $124,392,000 $18,360.26 Total Fee Offsets -- Net Fee Due $18,360.26 (1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such number of additional shares of common stock of Knowles Corporation (the "Registrant") that become issuable under the Second Amended and Restated Knowles Corporation 2018 Equity and Cash Incentive Plan (the "Plan"), in accordance with the adjustment and anti-dilution provisions of the Plan. (2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $17.04 per share represents the average of the high and low price per share of the Registrant’s common stock as reported on the New York Stock Exchange on May 8, 2024. (3) Represents 7,300,000 shares of the Registrant's common stock issuable under the Plan.